UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2013

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1400 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:  (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Indenture

On May 28, 2013, Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), and Legacy Reserves Finance Corporation, a Delaware corporation (“Finance Corp” and together with the Partnership, the “Issuers”), entered into an Indenture (the “Indenture”), by and among the Issuers, certain subsidiaries of the Partnership, as guarantors (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in connection with the private placement of $250 million in aggregate principal amount of the Issuers’ 6.625% Senior Notes due 2021 (the “Notes”).

Interest and Maturity

On May 28, 2013, the Issuers issued the Notes pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will mature on December 1, 2021. The interest payment dates are June 1 and December 1 of each year, beginning on December 1, 2013.

Optional Redemption

At any time prior to June 1, 2016, the Issuers may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of a public or private equity offering at a redemption price of 106.625% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding after such redemption and the redemption occurs within 180 days of the date of the closing of such equity offering. Prior to June 1, 2017, the Issuers may redeem all or a part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. On or after June 1, 2017, the Issuers may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 103.313% for the twelve-month period beginning on June 1, 2017, 101.656% for the twelve-month period beginning June 1, 2018, and 100.000% for the period beginning on June 1, 2019 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.

Certain Covenants

The Indenture contains customary covenants that restrict the Partnership’s ability and the ability of certain of its subsidiaries to, among other things: (i) sell assets including equity interests in its subsidiaries; (ii) pay distributions on, redeem or repurchase its units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; or (x) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications. If the Notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

Events of Default

The Indenture also contains customary Events of Defaults. Each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation, sale of assets or change of control; (iv) failure by the Partnership for 180 days after notice to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended; (v) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the

Partnership or any of its restricted subsidiaries, whether such indebtedness or guarantee now exists or is created after the date of the Indenture, if such default: (a) is caused by a payment default; or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $15.0 million or more, subject to a cure provision; (vii) failure by the Partnership or any of its restricted subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force or effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership. Upon a continuing Event of Default, the Trustee, by notice to the Issuers, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare the Notes immediately due and payable, except that an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership, will automatically cause the Notes to become immediately due and payable.

Registration Rights Agreement

On May 28, 2013, the Issuers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with the Guarantors and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, UBS Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers in connection with the private placement of the Notes.

Under the Registration Rights Agreement, the Issuers and the Guarantors shall cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be consummated not later than 400 days after the issuance of the notes. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

Miscellaneous

The descriptions set forth above are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, which are filed with this Current Report on Form 8-K (this “Report”) as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Report is incorporated by reference into this Item 2.03 of this Report.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Document

4.1

Indenture, dated as of May 28, 2013, among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (including form of the 6.625% senior notes due 2021).

4.2

Registration Rights Agreement, dated as of May 28, 2013, by and among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, UBS Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as representatives of the Initial Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Dated: May 31, 2013	By:	/s/ Dan G. LeRoy
Dan G. LeRoy
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document

4.1

Indenture, dated as of May 28, 2013, among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (including form of the 6.625% senior notes due 2021).

4.2

Registration Rights Agreement, dated as of May 28, 2013, by and among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, UBS Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as representatives of the Initial Purchasers named therein.